Exhibit 3.1

CONSOLIDATED WATER CO. LTD.

CERTIFIED COPY OF SPECIAL RESOLUTIONS

1.	RESOLVED as a Special Resolution that the Company’s Articles of Association be amended as follows:

a.	By the deletion from Article 18.01 (a) of the words “on a poll”;

b.	By the deletion of Article 19.05 and the substitution therefor of the following:
“Subject to Article 19.06, at any general meeting a declaration by the chairman that a resolution has been carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.”;

c.	By the deletion of Articles 19.07, 19.08, 19.09 and 19.10;

d.	By the renumbering of Article 19.11 as 19.07 and by the deletion of that Article and the substitution therefor of the following:
“In the case of an equality of votes, the chairman of the meeting at which the vote takes place shall be entitled to a second or casting vote.”;

e.	By the deletion from Article 20.01 of the words:-
“Subject to any special rights or restrictions for the time being attached to any shares or any class of shares, every member as at the record date who is present in person or by proxy shall have:
(a)on a show of hands one vote; and
(b)on a poll one vote for each whole share (and a corresponding fraction of a vote for every fraction of a share) registered in his name in the Register as at the record date”
and the substitution therefor of the following:
“Subject to any special rights or restrictions for the time being attached to any shares or any class of shares, every member as at the record date who is present in person or by proxy shall have one vote for each whole share (and a corresponding fraction of a vote for every fraction of a share) registered in his name in the Register as at the record date”;

f.	By the deletion from Article 20.04 of the words “on a show of hands or on a poll”;

g.	By the deletion from Article 20.06 of the words “On a poll a” and the substitution therefor of “A”;

h.	By the deletion from Article 21.04 of the comma and words “, including the power to demand a poll”.

2.	RESOLVED as a Special Resolution that the Company’s Articles of Association be amended as follows:

a.	By the addition at the end of Article 5.01 of the words “and all shares issued shall be fully paid”;

b.	By the deletion from Article 5.03 of the commas and words “, if fully paid up,”;

c.	By the deletion from Article 8.02 of the commas and words “and, in the case of partly paid shares, by the transferee also”;

d.	By the deletion of Article 10.05;

e.	By the deletion of Article 11.03;

f.	By the deletion of Article 12;

g.	By the deletion from Article 13.01 of the commas and words “, whether or not fully paid up,”;

h.	By the deletion of the first sentence of Article 17.02 and the substitution therefor of the following:
“If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an Extraordinary General Meeting to be convened within ninety days of the date of the requisition, the requisitionists may themselves convene an Extraordinary General Meeting; but any meeting so called shall not be held more than one hundred and fifty days after the date of the requisition.”;

i.	By the deletion from Article 19.02 of the words “member or members present shall be a quorum’ and the substitution therefor of the words “meeting shall be dissolved”;

j.	By the deletion of Article 19.03 and the substitution therefor of the following:
“The chairman, if any, of the board of Directors or failing him, the President (if there is one appointed by the Directors) shall preside as chairman at every general meeting of the Company;  or, if there is no such chairman or President or if neither shall be present at the time appointed for the meeting, or be willing to act, the Directors present shall elect one of their number to be chairman of the meeting;  or, if no Directors are present at the time appointed for the meeting or no Director is willing to act as chairman, then the members present shall choose one of their number to be chairman of the meeting.”;

k.
By the deletion from Article 20.01 of the semi-colon and words “; provided that a partly paid share shall confer a fraction of a vote according to the proportion borne by the amount paid-up on the share to the total issue price (including share premium, if any)” and the substitution therefor of a full stop;

l.	By the deletion of Article 20.03;

m.	By the deletion of Article 24.05 and the substitution therefor of the following:

“The Company may by resolution remove any Director before the expiration of his term of office and appoint another person in his stead; the person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.”;

n.	By the addition in Article 24.06 at the end of paragraph (c) of a semi-colon in place of the full-stop and the word “or” and the following new paragraph as paragraph (d):
“if he is adjudged by a court in any country to have been negligent as, or guilty of misconduct as, a director or for any reason unfit to act as a director of a Company and that judgement is final and unappealable.”;

o.	By the deletion of the third sentence of Article 28.03 and the substitution therefor of the following:
“Not less than forty-eight hours notice in the case of a meeting proposed to be held in accordance with Article 28.04 or five clear days notice in any other case shall be given save that all the Directors (or their Alternate Directors) may waive notice of the meeting at, before or after the meeting is held.”;

p.	By the deletion from Article 30.01 of the word “by” where it first appears and the substitution therefor of the words “under the direction of”;

q.	By the deletion from Article 34.04 (b) of the words “or, if the Company is an exempted company and its shares have no par value, then on an equal per share basis”;

r.	By the deletion from Article 34.05 of the commas and words “, whether in respect of shares or otherwise,”.

3.	RESOLVED as a Special Resolution that the Company’s Articles of Association be amended as follows:

a.	By the addition in Article 2.01 in their proper alphabetical sequence of the following:
‘“circulate” and “circulated” include transmission by electronic means of the document to be circulated or of the electronic location where the document to be circulated can be viewed and printed;’
“electronic” has the meaning set out in the Electronic Transactions Law but for the purposes of these Articles does not include any means which does not generate an electronic record;
“electronic record” has the meaning set out in the Electronic Transactions Law;’

b.	By the deletion of Article 21.01 and the substitution therefor of the following:
“The appointment of a proxy by an individual shall be by written instrument under the hand of the appointor or his attorney duly authorised in writing or by electronic record generated by the electronic means provided by the Company for the purpose. If the appointor is a corporation, the appointment shall be either (i) under the corporation's seal or (ii) under the hand of, or by electronic record generated by the electronic means provided by the Company for the purpose by, an officer or attorney duly authorised.”;

c.	By the addition at the end of Article 21.03 of the following:
“but subject to Articles 21.08 and 21.11, an electronic record of an appointment transmitted by a method established for that purpose by the Directors in respect of that meeting shall be accepted unless on the face of the electronic record in the chairman’s opinion there are material doubts as to authenticity or content or the chairman has evidence satisfactory to him of the withdrawal of that proxy.”;

d.	By the addition in Articles 21.04 and 21.05 after the word “instrument” in each case, of the words “or electronic record”;

e.	By the deletion of Article 21.06 and the substitution therefor of the following:
“A written instrument appointing a proxy (and any power of attorney or other authority under which it is signed, or a notarially certified copy of such authority) shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice of meeting; and such deposit or the generation of the electronic record appointing the proxy (as the case may be) shall be made no later than the time for holding the meeting, provided that the Directors may in giving notice of the meeting stipulate that instruments of proxy shall be deposited or the electronic record generated up to twenty-four hours before the time for holding the meeting.  Deposit of a written instrument may be made by telecopier transmission, but may be disallowed at or before the meeting by the Directors or the chairman of the meeting if in his or their opinion there are material doubts as to authenticity or content. The chairman of the meeting may at his discretion direct that the deposit of a written instrument of proxy (or other requisite written document) shall be deemed to have been duly made, if satisfied that the instrument of proxy duly signed (or other requisite document) is in the course of transmission to the Company.”;

f.	By the renumbering of Article 21.08 and 21.09 as 21.10 and 21.11 respectively, and the addition of the following as Article 21.09:
“The directors may at the expense of the Company establish and maintain a secure website for the purposes of the appointment of proxies by electronic means using such programmes and security protocols as they shall in their discretion think fit but which shall require a means of identifying the appointor and generate an electronic record, and neither they nor the Company shall be liable to any member if it is afterwards discovered that the programmes or security protocols were insecure or had caused incorrect recording of proxy appointments.”;

g.	By the renumbering of Article 21.07 as 21.08, and the addition of the following as Article 21.07:
“An electronic record appointing a proxy shall be transmitted only by the method or methods authorised by the directors in the notice of the meeting at which it is to be used but the Directors may provide such a method for use either generally or for a specified meeting or meetings.”;

h.
By the addition in the second sentence of Article 27.08 after the word “members” of the parentheses and words “(including appointment by telecopier transmission but excluding provisions for appointment by other electronic means)”;

i.
By the additions in Article 41.01 of the words “electronic or” immediately before the word “written” in the first sentence and of the words “or other electronic means” after the word “telecopy” in paragraph (b);

j.	By the addition in Article 41.02 after the word “Register” in the first sentence of the words “or to any telecopy number or electronic address provided by him to the Company for the purpose”.

I, ___________________________, Secretary of Consolidated Water Co. Ltd. (the “Company”), CERTIFY that the above are true and correct copies of Special Resolutions passed by the members of the Company at the Annual General Meeting of the Company held on the 20th day of May 2009.

DATED the _____ day of May 2009

________________________________________
Secretary